SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2007

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications Pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre commencement communications pursuant to Rule 113e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 31, 2007, LPL Holdings, Inc., a wholly-owned subsidiary of the Registrant (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Sun Life Financial Inc. and Sun Life Financial (U.S.) Holdings, Inc. (the “Seller”), pursuant to which the Company agreed to acquire IFMG Securities, Inc., Independent Financial Marketing Group, Inc. and LSC Insurance Agency of Arizona, Inc. from the Seller. This acquisition was completed on November 7, 2007. The purchase price paid at closing was approximately $25.00 million and was financed with borrowings against the Company's revolving credit facility. The acquisition further expands the Company's reach in offering financial services through banks, savings and loan institutions, and credit unions nationwide. In addition to initial purchase price, the acquisition provides for post-closing payments over the next two and a half years of approximately $5.00 million, based primarily on the successful recruitment and retention of certain customer relationships. These post-closing payments will be recorded as additional purchase price consideration when made.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements of IFMG Securities, Inc., Independent Financial Marketing Group, Inc. and LSC Insurance Agency of Arizona, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than January 23, 2008.

(b) Pro Forma Financial Statements.

The pro forma financial information that would be required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Stephanie L. Brown
	Name:	Stephanie L. Brown
	Title:	Secretary

Dated: November 13, 2007